UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Alion Science and Technology Corporation (the “Company” or “Alion”) disclosed the following information.

The Company expects revenue for its fiscal year ended September 30, 2013 (“FY 2013”) to be in the range of $845-$850 million, with Consolidated EBITDA in the range of $69-$71 million. The Company also disclosed that it expects its balance sheet as of September 30, 2013 to be generally consistent with the previously reported FY 2013 third quarter balance sheet. The Company also disclosed that it may realize a modest retraction of revenue and Consolidated EBITDA growth with respect to the fourth quarter of FY 2013 stemming from, among other things, delays in funding and new contract awards due to sequestration and concerns about the then pending government shutdown.

The estimated results in this Form 8-K are not necessarily indicative of operating results for any particular accounting period including any fiscal quarter or fiscal year. The preliminary, unaudited results for FY 2013 are subject to the completion of the Company’s quarter and year-end closing and review procedures and the regular annual audit process of its independent registered public accounting firm, the addition of footnotes to its financial statements, final adjustments and other events which may occur before the Company’s fiscal year results are finalized. Therefore, audited and actual results may differ materially from any results provided in this Form 8-K. As a result, the information presented herein is subject to adjustment, which could be material.

Cautionary Risk Factor and Cautionary Note Regarding Forward Looking Statements

We may not realize any or all of the preliminary financial results included in this Current Report on Form 8-K.

This Current Report on Form 8-K contains certain preliminary financial information regarding our fiscal year ended 2013 and our fourth quarter ended September 30, 2013. The preliminary financial information is based on the current estimates of management, but such information involves risks, uncertainties, assumptions and other factors that may cause our actual results to be materially different. Our independent auditors have not examined, compiled or performed any procedures with respect to the preliminary financial information, nor have they expressed any opinion, or any other form of assurance on such preliminary financial information or whether such results are achievable. Our actual performance may differ significantly from the information set forth herein.

Cautionary Note Regarding Forward-Looking Statements

Information included in this Current Report on Form 8-K may contain forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s expected FY 2013 results. These statements relate to future plans, objectives, expectations and intentions and are for illustrative purposes only. These statements may be identified by the use of words such as “believe,” “expect,” “intend,” “plan,” “anticipate,” “likely,” “will,” “pro forma,” “forecast,” “projections,” “could,” “estimate,” “may,” “potential,” “should,” “would,” and similar expressions. Factors that could cause actual results to differ materially from anticipated results include, but are not limited to: the finalization of financial results for the fourth quarter of FY 2013 and the full FY 2013; the inability to realize projected financial results and conditions that could differ materially from the current preliminary, unaudited results set forth herein; the inability to refinance the Company’s indebtedness on satisfactory terms, or at all, prior to maturity of such indebtedness; U.S. government debt ceiling limitations, sequestration, continuing resolutions, or other similar federal government budgetary or funding issues; U.S. government shutdowns; U.S. government decisions to reduce funding for projects the Company supports; failure to retain the Company’s existing government contracts, win new business and win re-competed contracts; failure of government customers to exercise contract options; limits on financial and operational flexibility given the Company’s substantial debt and debt covenants; the effect, if any, of our refinancing efforts and financial condition on the Company’s relationships with its customers and the Company’s ability to attract new business; material changes to the Company’s capital structure including financing transactions which may dilute ESOP participants’ interest in the Company’s capital stock; and other factors discussed in this Form 8-K, the Company’s annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and subsequent Current Reports on Form 8-K, in each case as filed with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s views as of the date of this Form 8-K. The Company undertakes no obligation to update any of the forward-looking statements made in this Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2013	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Barry M. Broadus
	Name:	Barry M. Broadus
	Title:	Chief Financial Officer

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